Exhibit 10(c)(1)
AMENDMENT NO. 1 TO RESTATED
RICHARDSON ELECTRONICS, LTD.
EMPLOYEES PROFIT-SHARING PLAN

     RICHARDSON ELECTRONICS, LTD., a Delaware corporation, hereby amends the Richardson Electronics, Ltd. Employees Profit-Sharing
Plan, as amended and restated on July 14, 1994, effective June 1, 1989, as follows effective March 6, 1996, to-wit:

     1. Section 2.19(c) of the Plan is deleted in its entirety and the following is substituted in its place:

     (c) Service by an individual on behalf of any of the following entities before he became an Employee shall be considered service on behalf of the Employer for purposes of this
Section 2.19, to-wit: Amperex Division of North American Philips Corp.; B-Scan, Inc.; Calvert Electronics, Inc.; Calvert Holding Co., Inc.; Calvert Semi-Conductor, Inc.; Ceco Communications, Inc.; Cetron Electronic Corporation; National Electronics Division of Varian Associates, Inc,; and TubeMaster, Inc. (prior to March 6, 1996).

     2.   Section 6.1(f) is added to the Plan to read as follows:

     (f) For purposes of this Section 6.1, as well as Section 6.2, with respect to the Plan Year ending in 1996, remuneration paid during such Plan Year to a Participant while employed by TubeMaster, Inc. prior to March 6, 1996 shall not be taken into account as compensation.